Exhibit 10.4

Letter of Authorization for Automobile Dealer

Subject to applicable regulations of relevant PRC governmental authorities and the marketing network requirements of the FAW Group Corporation, we hereby authorize                  to be a dealer for the automobiles of our company within Beijing, PRC.

1.             Authorizer:        FAW-Volkswagen Sales Co., Ltd.

2.             Description of the auto brands covered under this letter:

No.	Authorized Brands
1	FAW-Volkswagen Brands
2
3

3.             Store same, logos and trademarks permitted to be used by the dealer under this letter:

[store name]

[logos and trademarks of FAW-Volkswagen]

Signed by legal representative:

Affixed with the company seal:

Dated:

1